EXHIBIT 10.31

                               LONG TERM AGREEMENT

                                 NUMBER 0108098
                                        -------


     THIS AGREEMENT is made and entered into as of the date last executed by and between NORTHROP GRUMMAN CORPORATION, a Delaware Corporation, as represented by it's Commercial Aircraft Division, with a place of business at One Northrop Avenue, Hawthorne, California, 90250 (hereinafter call "Buyer"), and CASHMERE MANUFACTURING COMPANY INC. with its principle place of business at 432 Olds Station Road, Wenatchee, WA, 98801 (hereinafter called "Supplier").


1.  DEFINITIONS AND EXPLANATIONS

The following definitions shall apply to the following terms as they are used herein, (unless another meaning is clearly indicated by the context in which such term is used):

"Purchase Order" or "Change Order" (hereinafter call "Order") means the instrument used by the Buyer in implementing the Long Term Agreement for the procurement from the Supplier of those products, services and data as described herein and to modify or amend such existing Order.

"Day" shall mean a calendar day as opposed to working day or manufacturing calendar day unless otherwise specified.

"Parties" shall mean the Buyer and Supplier collectively.

"Products" shall mean all goods, supplies, material, raw or processed items, hardware, parts, systems, equipment, components, accessories, including spare products (Spares) and all property except data, real property and interests in real property.

"Services" shall mean Supplier's time and effort as distinguished from the purchase of products and data. All dollar amounts specified in this Long Term Agreement and all Orders hereto are stated in then-year dollars unless otherwise indicated.

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2.  IMPLEMENTING ORDERS

Orders for the product to be purchased under this Agreement shall be issued at any time during the three (3) year term of this Long Term Agreement on Buyer's standard Purchase Order/ Change Order form. Each Purchase Order/Change Order form shall reference this agreement and itemize the quantities, descriptions, prices and delivery schedule. To be valid, any order must be in writing from the Buyer to the Supplier, to be followed by a Purchase Order/Change Order. An order placed electronically is deemed to be in writing for the purpose of this Agreement.

3.  OBLIGATIONS

This Agreement together with the Exhibits and Attachments referenced below (which by this reference are hereby incorporated into and are part of this Agreement, and the implementing orders) establish the respective rights and obligations of the parties.


              Exhibit 1.0      Statement of Work
              Exhibit 2.0      Pricing
              Exhibit 3.0      Schedule
              Exhibit 4.0      Terms and Conditions
              Exhibit 5.0      Special Provisions
              Exhibit 6.0      Quality Assurance Provisions
              Exhibit 7.0      Tooling
              Attachment A     Conventional/AFA Parts Pricing Matrix

4.  ORDER OF PRECEDENCE

In the event of any inconsistency of conflict between any parts or sections of this Agreement, the inconsistency shall be resolved by giving precedence to the following order:

              4.1      Implementing Order(s) issued by Buyer
              4.2      Long Term Agreement
              4.3      Terms and Conditions
              4.4      Special Provisions

5.  PERIOD OF PERFORMANCE

The period of performance of this Agreement shall be from January 1, 1998 through December 31,1998 with two one year options of January 1, 1999 through December 31, 1999 and January 1, 2000 through December 31, 2000. Buyer shall have the right to exercise the options under this Agreement concurrently or consecutively by giving written notice to Seller of it's election to exercise such option(s) at least thirty (30) days prior to the

                                       -2-

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end of the performance period. Such exercise of option(s) may be transmitted by facsimile (FAX) or electronically.

6.  PAYMENT TERMS

Payment Terms shall be Net 30 days.

7.  RELIANCE

Supplier acknowledges that it is, and that Buyer relies upon Supplier as, an expert fully competent in furnishing and supporting the Products purchased hereunder. In this context, Supplier agrees that it will not deny responsibility or obligation to Buyer on the grounds that Buyer approved any specification, drawings, plan or other documentation prepared by Supplier, or that Buyer provided recommendations or assistance in furnishing or supporting the products.

8.  SECTION AND PARAGRAPH HEADINGS

The sections and paragraph heading herein are for convenience only, and shall not be interpreted to limit or effect in anyway, the meaning of the language contained in such paragraphs.

                                   EXHIBIT 1.0

                                STATEMENT OF WORK

1.1  Introduction

Supplier to fabricate and deliver parts as specified in Attachment A and in accordance with the prices and leadtimes set forth herein with applicable drawings and processes. Attachment A lists Buyer's anticipated parts; however, Buyer does not guarantee, represent or warrant that Buyer's actual requirements will contain these parts. Buyer is making no firm commitment and assumes no liability, financial or otherwise, except for the parts actually ordered.

1.2  REVIEWS AND REPORTING

The reviews and reporting requirements shall provide the Buyer opportunity to examine and analyze Supplier's progress and results to assure they are achieving the requirements of this procurement.

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     1.2.1 STATUS REPORTING

     1.2.2 PROGRAM REVIEWS

           Supplier shall assist the Buyer in the conduct of periodic program reviews through first article and initial production and as requested thereafter. The program review shall be conducted at the Supplier's or Buyer's facility. An agenda will be prepared by the Buyer.

     1.2.3 FIELD REPRESENTATIVE/QUALITY SOURCE INSPECTOR

           Supplier shall provide access to Buyer's field and procurement representatives during normal business hours (unless special arrangements are made) to all administrative and manufacturing areas where work is being performed to verify/monitor work in process, review delivery schedule, expedite current orders, provide technical support and perform source inspection. Buyer's representatives to comply with Supplier's general company policy, rules and regulations.

1.3  TOOLING (NEW

The Seller's manufactured tooling shall be capable of producing a minimum of 7 shipsets of parts per month, and must be capable of producing a total of 800-1000 shipsets.

1.4  BLUE STREAK OR DROP-INS PROVISIONS

     1.4.1 DELIVERY - BLUE STREAK

           Supplier agrees to deliver any existing or new "similar" part number on a expedite basis ( $200.00 per part number) within three (3) calendar weeks after receipt of Buyer's order, C995 Notes (C-Notes) & Mylars, in sufficient quantity to support Buyer's shipset requirements during Supplier's transition to normal production.

     1.4.2 DELIVERY - DROP-INS

           Supplier agrees to deliver any existing part numbers currently on contract on a expedite basis ( $200.00 per part number) within (3) calendar weeks after notification in writing and receipt of C995 (C-Notes) & Mylars, in sufficient quantity to support Buyer's shipset requirements.

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     1.4.3 EMERGENCY DELIVERY

           When Buyer specifies a delivery as an emergency (i.e. line stop), Supplier shall expend all effort on a 24 hour basis to support Buyer's requirement. Charges will be negotiated with Buyer at time of requirement on a case by case basis.

1.5  AIRPLANE ON GROUND (AOG) ORDERS

     1. Supplier will provide an "AOG" on call personnel list to be contacted on a 24 hour day basis, 365 days a year.

     2. Supplier will provide "AOG" delivery commitments to Buyer within three (3) hours of receipt of requirement notification. Based on production support on a 24 hour day basis, 365 days a year. Charges will be negotiated with buyer at time of requirement on a case by case basis.

1.6  DELIVERY SCHEDULE CHANGES

Note No. 11R
(18 Mar 98)

Adjustment of Schedules.

1. At its sole discretion, Buyer may from time to time change PO Shipping schedules and notify Supplier of shipping schedule changes using:
     a) Buyer's automated PO reschedule system on the Internet, or any other electronic notice mutually agreed to by Buyer and Supplier; and/or
     b) Written communications transmitted by Facsimile, Wire, U.S. Mail, Courier, or any other non-automated method.

2. Subject to subparagraph 3 below, upon receipt of a change in schedule, Supplier shall:
     a) Immediately adjust PO shipping schedules to conform with the changes received from Buyer at no increase in price to Buyer;
     b) Make all shipments strictly in accordance with the applicable shipping schedules as changed.
     c)   Confirm its ability to meet a changed shipping schedule by:

          1) Placing a "Y" for "Yes" in the Accept Flag Field prior to 4:00 p.m., central time, each Friday, for changes transmitted by Buyer's Automated PO Reschedule System;

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          2.   Notifying Buyer in writing (by Facsimile, Wire, U.S. Mail,
               Courier, or other method agreed to by the parties) within 96 hours (four days) for changes transmitted by any other method.

     d) Notify Buyer that although Supplier is taking actions required to proceed with the order as changed Supplier is unable to meet a shipping schedule change, as follows:

          1. For changes transmitted by Buyer's Automated PO Reschedule System, send a response prior to 4:00 p.m., central time, Friday each week, by placing an "N" for "No" in the Accept Flag Field and an explanation, in the appropriate field, why Supplier is unable to support Buyer's need date; or

          2. For changes in shipping schedule transmitted through any method other than the automated PO Reschedule System, notify Buyer, in writing (by Facsimile, Wire, U.S. Mail, Courier, or other method agreed to by the parties), within 96 hours (four days) of receipt of the notice, and provide a written explanation why seller is unable to support Buyer's need date.

          3. Supplier may only request an equitable price adjustment pursuant to this clause when Supplier determines that compliance with the Shipping schedule change will require Supplier or any of Supplier's subtiers or subcontractors to remove any item from on-going production or assembly operations; or to use overtime hours or premium or expedited specific, prior written authorization for Supplier to take such action.

          4. Nothing in this clause shall excuse Supplier from immediately proceeding with all reasonable actions to comply with the order as changed, including Supplier providing the notice specified in 2.D above and failure of the parties to agree upon any adjustment to be made under this clause."

1.7  MANUFACTURING LEADTIME

Supplier's lead time for all H-clip material part numbers is eight (8) weeks. Lead-time for the majority of the UNC offload and other remaining part numbers is (10) weeks. Buyer and Supplier agree there will be a small percentage of items with longer leadtimes. Lead-times for all items will be referenced on pricing matrix Attachment A. All the above are ARO Buyer's order, mylars and C-notes provided material is available within four (4) weeks ARO Buyer's order.

                                       -6-

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                                   EXHIBIT 2.0
                                     PRICING

2.1 The prices set forth in Attachment A are firm fixed price for recurring unit cost only for the initial procurement and options 1 and 2.

2.2 Minimum quantity runs for all parts will be ten (10) pieces per purchase order line item.

2.3 Expedite pricing for Blue Streak and Drop-ins shall be recurring cost of $200.00 per part number per specific ship quantity. Expedite pricing to include Supplier's in-house administrative/ manufacturing disruption and expedite as well as all outside processing expedite.

                                   EXHIBIT 3.0

                                    SCHEDULE
                                    --------

3.1  IMPLEMENTING PURCHASE ORDERS

     3.1.1 Buyer will issue implementing Purchase Order with scheduled delivery dates due during the Period of Performance of this agreement.

     3.1.2 All parts and quantities are ordered pursuant to the implementation Purchase Order due in accordance with negotiated lead times for the initial procurement and options.

                                   EXHIBIT 4.0

                              TERMS AND CONDITIONS
                              --------------------

All terms and conditions of this Agreement shall apply to each Buyer's implementing Purchase Order and amendment issued hereunder to the same extent as though set forth in full in each Buyer's purchase order and amendment.

The Purchase Order shall be subject to T-2 (R. 11-95), and T-2 (R. 11-95) Exhibit B, and T 55 (R. 11-95), which are contained in the Northrop Corporation Terms and Conditions Booklet, dated April 1996, incorporated herein by reference. It is also agreed that Seller will accept any additions, changes, deletions, adjustments and modifications to the terms and conditions resulting from Buyer's customer. Any resulting cost impact will be subject to negotiation.

                                       -7-

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                                   EXHIBIT 5.0

                               SPECIAL PROVISIONS
                               ------------------

5.1 Buyer is making no firm commitment and assumes no liability, financial or otherwise, except for the Product actually ordered.

5.2 All material will be supplied by the Supplier, unless the purchase order states otherwise and then cost will be negotiated.

5.3 Release by Buyer to Supplier of an implementing order is conditioned upon Supplier's maintenance of its quality system approval, maintaining 95% on time delivery and 98% hardware quality in accordance with Supplier Performance Rating System (SPRS), satisfactory financial rating and Buyer's sole satisfaction of all performance requirements specified in Buyer's order.

5.4 If Supplier is unable to deliver the quantities ordered, and/or meet the specified delivery schedule in the Purchase Order/Change Order, Buyer shall have the right to cancel the Order or any portion thereof without liability.

5.5 In the event of 5.4 (above), Buyer may also, at its election, purchase all or any part of the requirements specified in the Purchase Order from another source without any liability and/or termination of this Agreement. Buyer reserves its rights to any and all other remedies for such non-delivery.

5.6 If Supplier is unable to meet the performance requirements specified in 5.4 and 5.5 (above) or any conditions of Article 17 of Terms T-2 or if Buyer concludes, based on available data, that delivery of any product is delayed more than two (2) months from the date of schedule delivery by circumstances beyond Supplier's control, Force Majeure, Buyer has the right to terminate this Agreement, or any portion thereof in accordance with T-2 Termination for Cause. In such an event Supplier grants to Buyer an irrevocable, non-exclusive, free, paid up license to use and have others use to complete Supplier's obligation; hereunder, all Supplier's tools, dies, jig fixtures, shop aids and any other information to the products hereinafter involved. Additionally, Supplier grants the Buyer the right to purchase at a pro-rated value, any work-in process, parts or materials acquired by Supplier. Payment of complete parts shall be at the Agreement price. Supplier, upon request, shall deliver such data in a manner that will support Buyer's production.

5.7 Whenever the Supplier has knowledge that any present or potential labor dispute, or other matter or circumstances, is delaying or threatens to delay the timely performance of this Agreement, Supplier shall within 30 days give written notice

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     there of, including all information relevant there to the Buyer. The substance of this Article shall be inserted in any lower-tier purchase order issued by Supplier.

5.8 The FAA or its representatives shall, at no charge to Buyer, Boeing or to the FAA, be entitled to inspect and evaluate Supplier's plant, including, but not limited to, Supplier's facilities, systems data, equipment, personnel, testing and all work-in progress and completed products manufactured for installation on any Program Airplane. The costs and fees for such inspection and evaluation are included in the prices paid hereunder.

5.9 Upon receipt of notice from the FAA or Boeing that a conformity inspection shall be required with respect to any first Production Article or any other Production Article following a change in the configuration thereof, Contractor shall coordinate with regional FAA personnel to develop and implement a plan to bring such Production Article into compliance with FAA requirements prior to the delivery.

5.10 TERMINATION

Buyer may terminate all or part of this Agreement including any Order issued hereunder, by written notice for Buyer's convenience at any time. Any such written notice of termination shall specify the effective date and the extent of any such termination. On receipt of a written notice of termination Supplier shall immediately:

     1.   Stop work on any undelivered products.

     2. Terminate its subcontracts and purchase orders relating to undelivered Products.

     3. Settle any termination claims made by its subcontracts or suppliers, (provided Buyer shall have approved the amount of such termination claims prior to such settlement of undelivered products).

     4. Transfer title (to the extent not previously transferred) and deliver to Buyer all supplies and materials, work-in-process, tooling and manufacturing drawings and data produced or acquired by supplier for the performance of this Master Agreement and any implementing order hereunder.

     5. Take such other action, in Buyer's reasonable opinion, as may be necessary, and as Buyer shall direct in writing to facilitate termination of this Agreement.

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If Buyer terminates this Agreement in whole or in part, Supplier shall be paid for parts completed at time of notice of such termination's and a pro rated amount for parts partially completed so long as such parts have not been fabricated in advanced of the stated leadtime.

If Buyer terminates this Agreement in whole or in part, Supplier shall have a right to submit a termination claim and entitled to be compensated in the manner set forth in Article 13 of the Terms T-2. However, the agreed amount, may not exceed the total amount payable under any terminated implementing order(s) to this Agreement reduced by (1) the amount of payments previously made and (2) the price of work not terminated.

If Supplier and Buyer fail to agree on the whole amount to be paid because of the termination of work, Buyer shall pay Supplier the amounts determined by Buyer as follows, but without duplication of any amounts previously agreed upon:

     - The price for completed supplier services accepted by Buyer not previously paid for, adjusted for any saving of freight and other charges.

The total of:

     a.   The costs incurred in the performance of the work terminated.

     b. The cost of settling and paying termination settlement proposals under terminated subcontracts that are properly chargeable to the terminated portion of this Agreement.

     c. A sum, as profit on paragraph (a) above, determined to be fair and reasonable.

The reasonable costs of settlement of the work terminated, including:

     a. Accounting, legal, clerical, and other expenses reasonable necessary for the preparation of the termination clause and supporting data.

     b. The termination and settlement of subcontracts (excluding the amounts of such settlements); and

     c. Storage, transportation, and other costs incurred, reasonable necessary for the preservation, protection, or disposition of the terminated inventory.

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                                   EXHIBIT 6.0

                          QUALITY ASSURANCE PROVISIONS
                          ----------------------------

6.1 Supplier is responsible for performing inspection to ensure all parts are in compliance with Purchase Order requirements. Northrop Source Inspection is required.

6.2 Supplier is responsible for compliance to applicable Quality Assurance Documents which are listed below and are hereby incorporated into and made a part of this Agreement:

           DOCUMENT                 TITLE
           SQR-001                  "Supplier Quality System Requirements"
           Dated November 1996

           SQR-002                  "Supplier Advanced Quality
           Dated May 1996           Requirements"

           SQR-003                  "Non conformance Reference
           Dated November 1996      Handbook for Suppliers

           SQR-004                  "Supplier Quality Requirements-
           Dated June 1996          Control and use of Digital Datasets"

           SQR-006                  "Forms Control Requirements Supplier
           Dated November 1996      Documentation"

6.3 Supplier is responsible for compliance with Drawing No. 233000, Revision "C" for the storage, maintenance and inspection of mylars.

6.4 Supplier shall implement and maintain a Statistical Process Control (SPC) program that meets the intent of Dl-9000, Advanced Quality System for Boeing Suppliers and satisfy the following minimum requirements; (Verification of Supplier's SPC program shall be performed by Buyer's Quality personnel):

     6.4.1 Demonstrate process/part control and capability.

     6.4.2 Calculation of capability ratios (CPK's) for key process parameters and/or part key characteristics and charting of the CPK's on a monthly basis.

     6.4.3 Make all SPC data and charts available for review by Northrop Quality Assurance personnel.

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     6.4.4 Preparation of process flow diagrams which identify key process operations, inspection points and data collection points for key process parameters and and/or part key characteristics on manufacturing shop paperwork. Plans and/or diagrams must address the following:

           -   What are the quality requirements?

           -   How are the quality requirements satisfied?

           -   What is the verification that quality requirements were met?

6.5 First Article verification will be required on all parts and following a major design change.

     6.5.1 Prepare and obtain Buyer concurrence on a schedule for verification.

     6.5.2 Provide required surface table and set-up and inspection tools.

     6.5.3 Have a Buyer Quality Representative present during the verification process.

     - One part complete, less processing, that has been fabricated utilizing the Supplier's planned production process.
     - "Should be" and "actual" dimension on first article verification sheet.
     -     Applicable blueprints and specification.
     -     Application Mylars.
     -     Purchase Orders.
     -     Shop Paperwork.
     -     Any other relevant data.

6.6 Supplier shall utilize approved process sources as listed in Dl-4426, Boeing Approved Process Sources. Supplier shall submit a certification of compliance form in accordance with SQR 001 on each shipment of parts.

6.7  The Inspection Notes shall be incorporated in the implementing order.

FAI is the responsibility of the supplier. One piece from the first production lot shall be designated as first article. The fabrication of the First Article part must utilize the equipment and complete complement of planned tools and processes and in the same sequence as will be used in production.

Supplier must prepare, and obtain concurrence from Supplier Quality Support, a schedule for First Article verification.

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NOTE: First Article verification of parts to undimensioned drawings will require overlay of the part to a PCM (Photo Contact Master) commonly referred to as a full size mylar. It should be noted that the center of the lines defining parts as drawn on the PCM are considered nominal. When using PCM'S for First Article verification it is important to check the accuracy of the PCM using the grid lines. PCM grid accuracy shall be in accordance with BDS-1090. PCM'S not meeting the Grid accuracy may not be used for part acceptance and should be returned for replacement. FAI reports provided by supplier to Northrop Quality representative should reference PCM accuracy as a dimensional callout, part acceptance for undimensioned characteristics can be recorded as attribute data (i.e., Periphery measured by overlay to PCM).

A detailed First Article Inspection report signed by the supplier's Quality Assurance representative shall be provided to Northrop Grumman Quality Assurance representative for review. The report, as a minimum, shall contain the following items, and shall be kept at supplier's facility as a part of permanent records for seven years:

1. Purchase Order Number, drawing revision, process specification including revision and PSD (Process Spec Departure) used.

2. Verification of each dimension/characteristics to the engineering/specification and recording of actual measurement/results.

3.  Verification of manufacturing plan, tooling and processes.

4.  Inspection and calibration of check fixture, if applicable.

Acceptance of First Article does not relieve supplier of its obligation to manufacture all subsequent products in accordance with applicable descriptions, specifications, drawings and work statements. Part requiring "Production Prove" shall be noted on purchase order and will require, in addition to normal identification required by drawing, the work "Production Prove" applied to all parts.

Manufacturing Plan - Supplier shall develop a manufacturing plan and inspection plan which includes all sequential operations and processes needed to manufacture, assemble, and inspect parts called out on the purchase order. The plan shall include references to process specifications, inspection steps, measurement points for key characteristics and major manufacturing process. The plan shall contain sufficient detail for Supplier to be able to provide adequate objective evidence of purchase order compliance and shall be reviewed by Northrop Grumman Quality field representative on an audit basis.

Supplier Certification - Supplier must certify to all material and process requirements designated by reference in specification noted on the engineering drawing. Processes for

                                      -13-

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specification designated in Boeing document Dl-4426 shall be performed by suppliers or sources approved in accordance with Dl-4426. When required by specification, quantitative test reports will be traceable to the lot(s) being manufactured. All quality records will be maintained for a minimum of seven years at supplier's facility and will be subject to examination by Northrop. Certificate of Conformance form (previously 31-500 now superseded by CD-4020) is not required with each shipment after First Article approval. Reference Cashmere MFG. CO exemption memorandum 56OM/95/QS/034 dated 21 February 1995 from Buyer's Quality Assurance Representative. Buyer may reincorporate this requirement if Supplier's system to maintain certification for traceability is deemed to be undisciplined. Also, the supplier shall assure that all personnel/equipment meet qualification/certifications as required by process specification.

Purchase Order Review - Supplier shall, after receipt of an order and prior to beginning work, contact the Northrop quality assurance representative to review the requirements of the purchase order, if necessary. This review is intended to develop communication with the QA representative and the Supplier to facilitate the understanding of purchase order quality requirements.

Drawing Revision - Drawings and ADCN'S listed on the purchase order and the attached planing sheet are updated only when there is a change to the configuration of the noted part number. Part configuration is defined by the C995 notes on the planning control sheet. Supplier is authorized to work to the drawing revision level noted on the purchase order or to a higher revision drawing supplied by Northrop. If any ADCN'S or drawing revisions change the configuration of the part and are not called out on purchase order or planning control sheet, the Buyer should be notified immediately for written authorization.

Synthetic Part Numbers per C995 Notes - Any basic number -XXX-01 is the same as the basic number -XXX, Except as noted in the C995 manufacturing notes. The basic number -XXX-01 is a NGCAD internal planning control number, which is not shown on the engineering drawing parts list.

Note No. 50A
(2 Jul 97) 2

Supplier's Quality System shall comply with Buyer's Supplier Quality System requirements documents as identified below:

              Supplier Type              Applicable Requirements Document
              -------------              --------------------------------
         Value Added Distributor                      SQR-001
         Manufacturer                                 SQR-001

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Note No. 50B
(1 Apr 96) 2 (G471)

Buyer Source Inspection/Acceptance is required prior to shipment. Supplier's quality organization shall contact Buyer's supplier quality regional office to coordinate scheduling of source support. Supplier shall contact Buyer's office at least 48 hours in advance of shipment.
Note: Documents required with Source Inspected/Accepted Shipments: Shipping Document; Certificate of Compliance; and first page of First Article report (first shipment only).

Note No. 51J
(14 Sep 96) 2
Note 50B (Source Inspection) Referenced herein is hereby suspended except when one or more of the following apply:

     1.   First Article Inspection is required.

     2.   Items are being shipped directly to Buyer's customer; and/or

     3. Order is for "Critical" Parts (i.e. Fracture Critical, Boeing Designated Parts)

Otherwise, Supplier is authorized to perform delegated acceptance and use Buyer furnished stamps as directed. (DAP approved Supplier's)

Note No. 50C
(10 Feb 97) 2
First Article inspection shall be performed in accordance with Buyer's form 2-42706, or equivalent. This First Article inspection shall be performed on the first production lot of a specific part number prior to shipment. Any changes to the process which affect the original First Article inspection, including a break in production of eighteen (18) months or more, require a new/revised First
Article inspection. The First Article inspection report shall accompany the first shipment.

Note No. 50D
(28 Nov 95) 2 (G525)
A Certificate of Compliance in accordance with the requirements of CD-4020 or equivalent shall be provided. This Certificate of Compliance shall accompany all shipments.

Note No. 5OF
(22 Sep 97)2
The original mill or foundry chemical and mechanical test reports for material used in fulfilling orders must be maintained on file for the period specified in SQR-001. The heat

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lot number of each test report must be traceable to the raw material. Any reprocessed raw material must be traceable to the original mill test report and must include objective evidence (e.g., mechanical test results) of compliance to the material's reprocessed condition.

Two copies of the above test reports must be submitted with each shipment except as noted below:

1. Do not include copies of test reports with shipments when Source Inspection is performed (STD. Note 50B). However, these test repots must be available for review by the Source Representative.

2.  Do not include copies of test reports with Delegated Acceptance Program
(DAP) shipments (STD Note 51J).

3. When material is provided by Buyer, Supplier must ensure the material release document number is included on the shipment Certificate of Conformance, Form CD-4020, in place of the test reports.

Note No. 50E
(10 Feb 97) 2
Manufacturing and inspection shall be performed to the latest engineering and/or planning requirements specified or provided herein.

Drawings revisions and advance drawing change notices listed on the purchase order and/or the attached planning are updated only when there is a change to the configuration of the noted part number. Part configuration is defined by the notes on the planning. Supplier is authorized to work to the drawing revision level noted on the planning or to a higher revision drawing supplied by Buyer. If any advance drawing change notices or drawings revisions change the configuration of the part and are not called out on the purchase order or planning control sheet; Buyer should be notified immediately for written authorization. Any conflicting provisions of these requirements shall be identified to Buyer for clarification.

Note No. 50H
(25 Jun 96) 2

Boeing - Special processes specified on Boeing prints must be performed by sources listed in the Boeing approved Process Source document Dl-4426.

McDonnell Douglas - Special processes specified on Douglas Aircraft Company (DC) prints as identified in McDonnell Douglas CQAR-5 must be performed by sources listed in Buyer's Approved Processor List (APL-1), C-17 Section, for the specific process being performed, subject to the conditions listed in APL-1.

Buyer - Special processes specified on Buyer prints must be performed by sources listed in the Approved Processor List (APL-1).

Note No. 50K
(3 Oct 96) 2

This order includes requirements to control key characteristics in compliance with Buyer's SQR-002 document (Supplier Advanced Quality Requirements). Key characteristics are identified in the attached flowdown document and/or in subcontract planning, drawings, and specifications.

Packaging to be in accordance with P7000.
Alteration of Material is prohibited unless specifically noted in this purchase order.

Your packing sheet must be placed on the outside of the container and must reflect Northrop Purchase Order Number.

Note No. 71U
(2 Sep 97)2
Supplier Requested Information - Form 31-99 Supplier Information Request (SIR) is the document used to provide information in response to inquires from suppliers. Supplier requests concerning clarification/interpretation of drawings, tooling, processing, manufacturing/planning, materials, parts, and any other types of technical questions are submitted through procurement buyer using the SIR. SIR forms are available by contacting your buyer or follow-up personnel.

                                   EXHIBIT 7.0

                                     TOOLING

7.1 All tools furnished by Buyer are accountable in accordance with T-55 and Boeing Documents M31-24.

7.2 Buyer furnished tools made available to the Supplier for use under this Agreement are supplied in a "where is" "as is" condition. It is the Suppliers responsibility to perform tooling verification to ensure that Buyer furnished tools will produce parts which conform to the engineering drawings and specifications called out in the Purchase Order/Change Order.

7.3 Control, transfer, storage, routine maintenance and replacement of all contract and reference tooling (fabricated, purchase or Buyer supplied) will be the responsibility of the Supplier and will be performed per Purchase Order terms and conditions T-55.

7.4 Supplier shall be responsible to perform tooling verification of Buyer furnished tools to Engineering drawings and purchase order requirements prior to fabrication of parts.

7.5 All tooling rework or new tools, determined to be Buyer responsibility will be negotiated on a separate purchase order.

ENTIRE AGREEMENT
----------------

This Agreement including all Purchase Orders/Change Orders and exhibits/attachments hereto shall constitute the entire Agreement between the Parties with respect to the subject matter hereof and supersedes any prior or written agreements, commitments, drafts of agreements, understandings, memorandum, or other communications with respect to the subject matter of this Agreement.

Effective for Buyer and Supplier as of the date in paragraph 5, (Period of Performance) signed by respective representatives who are duly authorized to execute this Agreement.

NORTHROP GRUMMAN CORPORATION            CASHMERE MANUFACTURING
COMMERCIAL AIRCRAFT DIVISION            COMPANY INCORPORATED

NAME:  /s/                              NAME:  /s/ GARRY VANDEKIEFT
       ----------------------------            ----------------------------

TITLE:  Sr. Buyer                       TITLE:  President
        ---------------------------             ---------------------------

DATE:  4/6/98                           DATE:  4/8/98
       ----------------------------            ----------------------------

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
                                  ATTACHMENT A
                                  ------------
                NORTHROP GRUMMAN CONTRACT PRICE LIST (1998-2000)


            INTENTIONALLY OMITTED - CONFIDENTIAL TREATMENT REQUESTED



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